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                                                                    EXHIBIT 17.2

                                KEITH A.J. HAY
                            1900 MERIVALE RD. #202
                              NEPEAN, ON K2G 4N4
                                    CANADA


MARCH 8, 1998

THE BOARD OF DIRECTORS
PORTACOM WIRELESS, INC.
10061 TALBERT AVE., SUITE #200
FOUNTAIN VALLEY, CA 92708

Dear Sirs:

I hereby submit for your acceptance my resignation as a director of PortaCom Wireless, Inc., to become effective at 11:59 p.m. Pacific Standard Time on Sunday, March 8, 1998. Thank you.

Sincerely,

/s/ Keith A.J. Hay

Keith A.J. Hay